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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 22, 1999 included in ATMI, Inc.'s Form 10-K/A for the year ended December 31, 1999 and Form 8-K/A dated July 7, 2000 and all references to our Firm included in this registration statement. We also consent to the application of our reports to the schedule included in that Form 10-K/A and Form 8-K/A labeled "Valuation and Qualifying Accounts" as of the dates and periods covered by our reports.

                                          Rath, Anders, Dr. Wanner & Partner
                                          Munich, September 19, 2000

                                          /s/ Kabisch
                                          Dipl. -Kfm. Kabisch
                                          Vereidigter Buchprufer

                                          /s/ Metzler
                                          Dipl. -Kfm. Metzler
                                          Wirtschaftsprufer